Exhibit 4.12

INDENTURE

Dated as of July 29, 2013

Among

MICHAELS FINCO HOLDINGS, LLC,

MICHAELS FINCO, INC.,

and

LAW DEBENTURE TRUST COMPANY OF NEW YORK,

as Trustee

7.50%/8.25% Senior PIK Toggle Notes due 2018

i

		Page

Section 10.04	Subrogation	113
Section 10.05	Benefits Acknowledged	113
Section 10.06	Release of Guarantees	113

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge	114
Section 11.02	Application of Trust Money	115

ARTICLE 12

MISCELLANEOUS

Section 12.01	[Reserved]	115
Section 12.02	Notices	115
Section 12.03	Communication by Holders of Notes with Other Holders of Notes	117
Section 12.04	Certificate and Opinion as to Conditions Precedent	117
Section 12.05	Statements Required in Certificate or Opinion	117
Section 12.06	Rules by Trustee and Agents	118
Section 12.07	No Personal Liability of Directors, Officers, Employees and Stockholders	118
Section 12.08	Governing Law	118
Section 12.09	Waiver of Jury Trial	118
Section 12.10	Force Majeure	118
Section 12.11	No Adverse Interpretation of Other Agreements	118
Section 12.12	Successors	118
Section 12.13	Severability	119
Section 12.14	Counterpart Originals	119
Section 12.15	Table of Contents, Headings, etc.	119
Section 12.16	[Reserved]	119
Section 12.17	U.S.A. Patriot Act	119

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to Be Delivered by Future Guarantors
Exhibit E	Form of Notational Guarantee

INDENTURE, dated as of July 29, 2013, among Michaels FinCo Holdings, LLC, a Delaware limited liability company (the “Company”), Michaels FinCo, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), and Law Debenture Trust Company of New York, as Trustee.

W I T N E S S E T H

WHEREAS, the Issuers have duly authorized the creation of an issue of $800,000,000 aggregate principal amount of 7.50%/8.25% Senior PIK Toggle Notes due 2018 (the “Initial Notes”);

WHEREAS, the Issuers have duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of (i) the Initial Notes, (ii) Additional Notes, if any, and (iii) PIK Notes, if any.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                                      Definitions.

“10% Senior Notes” means the $750,000,000 aggregate principal amount of Opco’s 10% senior notes due 2014 issued on October 31, 2006.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes and PIK Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)                                 1.0% of the principal amount of such Note; and

(2)                                 the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at August 1, 2014 (such redemption price being set forth in Section 3.07 hereof), plus (ii) all required remaining scheduled interest payments due on such Note through August 1, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note on such Redemption Date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                 the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)                                 the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, other than:

(a)                                 any disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete or worn out property or assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (it being understood that the sale of inventory or goods (or other assets) in bulk in connection with the closing of any number of retail locations in the ordinary course of business shall be considered a sale in the ordinary course of business), (iii) property no longer used or useful in the conduct of business of the Company and its Restricted Subsidiaries or no longer economically practicable or commercially reasonable to maintain and (iv) dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(b)                                 the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described under Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)                                  the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.07 hereof or the making of any Permitted Investment;

(d)                                 any disposition of property or assets of the Company or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $30.0 million;

(e)                                  any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(f)                                   to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)                                  the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(h)                                 any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any other disposition of such Unrestricted Subsidiary or any disposition of assets of such Unrestricted Subsidiary;

(i)                                     foreclosures, condemnation, expropriation or any similar action with respect to assets;

(j)                                    sales of accounts receivable, or participations therein, in connection with any Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k)                                 the granting of a Lien that is permitted under Section 4.12;

(l)                                     the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by Section 4.09; and

(m)                             any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture.

“Bank Products” means any services or facilities on account of credit or debit cards, purchase cards or merchant services constituting a line of credit.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)                                 in the case of a corporation, shares in the capital of such corporation;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Equivalents” means:

(1)                                 United States dollars and Canadian dollars;

(2)                                 (a)                                 euro or any national currency of any participating member state of the EMU; or

(b)                                 in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3)                                 securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)                                 certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks, and in each case in a currency permitted under clause (1) or (2) above;

(5)                                 repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above, and in each case in a currency permitted under clause (1) or (2) above;

(6)                                 commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) or (2) above;

(7)                                 marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

(8)                                 readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9)                                 Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(10)                          Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in a currency permitted under clause (1) or (2) above;

(11)                          investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (10) above; and

(12)                          credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Company’s balance sheet.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided, that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit: ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)                                 the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

(2)                                 the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies holding directly or indirectly 100.0% of the total voting power of the Voting Stock of the Company; or

(3)                                 the Company ceases to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) directly or indirectly 100.0% of the issued and outstanding Capital Stock of Opco (or any successor thereto to the extent Opco is consolidated into, amalgamated with or merged with or into such Person in a manner not prohibited hereunder) other than in a transaction (A) in which Opco is merged with or into the Company in accordance with the terms hereof or (B) that complies with the provisions of Section 5.01.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Co-Issuer” has the meaning set forth in the preamble hereto.

“Company” has the meaning set forth in the preamble hereto.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including the amortization of deferred financing fees, debt issuance costs, commissions, and fees and expenses of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)                                 consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (r) any prepayment premium or penalty, (s) annual agency fees paid to any agent under any Senior Credit Facilities, (t) costs associated with obtaining Hedging Obligations and breakage costs in respect of Hedging Obligations related to interest rates, (u) any expense resulting from the discounting of any indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (v) penalties and interest related to taxes, (w) any “additional interest” for failure to file a registration statement in a timely manner, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)                                 interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)                                 any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, Transaction Expenses, severance costs, relocation costs, costs related to the Perfect Store Initiative, Hybrid Distribution Network Costs, integration costs, pre-opening, opening, consolidation and closing costs for any facilities (including stores), signing, retention or completion bonuses or recruiting costs, transition costs, costs incurred in connection with acquisitions after the Issue Date, restructuring costs, Specified Legal Expenses and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2)                                 the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)                                 any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)                                 any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5)                                 the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

(6)                                 solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.07(a) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor, Opco or any guarantor of any of Opco’s Indebtedness) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless (x) such restriction with respect to the payment of dividends or similar distributions has been legally waived or (y) such restriction is permitted by Section 4.08, provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)                                 effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)                                 any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9)                                 any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10)                          any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity-incentive programs shall be excluded,

(11)                          any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)                          [reserved],

(13)                          any unrealized net gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (i) hedge agreements for currency exchange risk and (ii) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gains or losses are non-cash items, shall be excluded, and

(14)                          any unrealized net gains and losses (after any offset) resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging shall be excluded.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or asset acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (3)(d) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.07(a) hereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the specified Person and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the EBITDA of the specified Person and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all outstanding Indebtedness of the specified Person and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the specified Person and its Restricted Subsidiaries and all Preferred Stock of the Company’s Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (y) the aggregate amount of unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the specified Person and its Restricted Subsidiaries as of such date; provided that Indebtedness of the specified Person and its Restricted Subsidiaries under any revolving credit facility as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes hereof, (a) the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company, (b) “Average Monthly Balance” means, with respect to any Indebtedness incurred by the specified Person or its Restricted Subsidiaries under a revolving credit facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and (c) “Individual Monthly Balance” means, with respect to any Indebtedness incurred by the specified Person or its Restricted Subsidiaries under a revolving credit facility during any fiscal month of the specified Person, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the specified Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the EBITDA of the specified Person and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)                                 to advance or supply funds

(a)                                 for the purchase or payment of any such primary obligation, or

(b)                                 to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)                                 to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time its Corporate Trust business shall be principally administered, which address on the date hereof shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuers.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company, any Restricted Subsidiary or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company or the applicable parent company thereof, as the case may be, on or promptly after the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(1)                                 increased (without duplication) by:

(a)                                 provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and foreign withholding taxes paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b)                                 Fixed Charges of such Person for such period plus bank fees and costs of surety bonds in connection with financing activities plus amounts excluded from Consolidated Interest Expense as set forth in clauses (r), (s), (t), (u), (v), (w), (x), (y) and (z) in the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)                                  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d)                                 any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition,

recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the Opco Notes and the Senior Credit Facilities and (ii) any amendment or other modification of the Notes, the Opco Notes and the Senior Credit Facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e)                                  the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income; plus

(f)                                   any other non-cash charges, including (i) any write offs or write downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method, and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)                                  the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)                                 the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or Highfields Capital to the extent otherwise permitted under Section 4.11 hereof and deducted (and not added back) in such period in computing Consolidated Net Income; plus

(i)                                     the amount of “run rate” cost savings, synergies and operating expense reductions projected by the Company in good faith to be realized as a result of actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than eighteen (18) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, synergies and operating expense reductions are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); plus

(j)                                    the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k)                                 any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof; plus

(l)                                     any net loss from disposed or discontinued operations; provided, that any addback to Consolidated Net Income in respect of discontinued operations held for sale shall be at the option of the Company pending the consummation of such sale; plus

(m)                             cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back,

(2)                                 decreased (without duplication) by:

(a)                                 non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, plus

(b)                                 any net income from disposed or discontinued operations; provided, that any deduction to Consolidated Net Income in respect of discontinued operations held for sale shall be at the option of the Company pending the consummation of such sale; and

(3)                                 increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of ASC Topic Number 460  (Guarantees).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1)                                 public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2)                                 issuances to any Subsidiary of the Company; and

(3)                                 any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from:

(1)                                 contributions to its common equity capital;

(2)                                 the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company; and

(3)                                 the sale of debt securities that have been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company;

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Company on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers and consolidations that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, amalgamation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company or Opco, as applicable (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, disposition, amalgamation, merger or consolidation, which is being given pro forma effect that have been or are expected to be realized).  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company or Opco, as applicable, to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                 Consolidated Interest Expense of such Person for such period;

(2)                                 all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)                                 all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect on the Issue Date.  For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiaries.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b) or 2.06(d) hereof.

“Government Securities” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Obligations under this Indenture and the Notes.

“Guarantor” means each Restricted Subsidiary or any direct or indirect parent company of the Company that Guarantees the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Highfields Capital” means Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III LP and each Affiliate thereof (excluding portfolio companies of any of the foregoing).

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Michaels Funding, Inc., a Delaware corporation, and its successors and assigns.

“Hybrid Distribution Network Costs” shall mean costs associated with the implementation of enhancements to the Company’s and its Restricted Subsidiaries’ distribution network intended to increase the Company’s and its Restricted Subsidiaries’ basic merchandise inventories that are shipped through distribution centers.

“Indebtedness” means, with respect to any Person, without duplication:

(1)                                 any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)                                 in respect of borrowed money;

(b)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)                                  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d)                                 representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)                                 to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)                                 to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of: (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under letters of credit shall be counted as Indebtedness three (3) Business Days after such amount is drawn), and (c) obligations under or in respect of Receivables Facilities.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” is defined in the recitals hereto.

“Initial Purchasers” means J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

“Interest Payment Date” means February 1 and August 1 of each year to stated maturity.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)                                 debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3)                                 investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)                                  corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person. The amount of any Investment shall be the original cost of such Investment as reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount (including in respect of dispositions) received in cash by the Company or a Restricted Subsidiary in respect of such Investment; provided that the aggregate amount of such dividend, distribution, interest payment, return of capital, repayment or other amount shall not exceed the original amount of such Investment.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1)                                 “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)                                 the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)                                 the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Investors” means Bain Capital, LLC and Blackstone Group Holdings L.L.C., each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the original issue date of the Notes under this Indenture.

“Issue Date Transactions” means the entry by the Issuers into this Indenture and the issuance of the Notes hereunder, the payment of cash dividends, distributions and other payments from the proceeds of the Notes and other related transactions, including the payment of fees and expenses related to the foregoing.

“Issuers” has the meaning set forth in the preamble hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuers by an Officer of each of the Issuers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of any such Asset Sale by a Restricted Subsidiary, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Sale, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (including taxes that are or would be imposed on the distribution or repatriation of any such Net Proceeds) (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the assets disposed of required (other than required by Section 4.10(b)(1)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes or PIK Notes that are authenticated and delivered under this Indenture.  The Initial Notes, the Additional Notes, if any, and the PIK Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the offering memorandum, dated July 24, 2013, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of an Issuer.

“Officer’s Certificate” means a certificate signed on behalf of an Issuer by an Officer of such Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, that meets the requirements set forth in this Indenture.

“OID Legend” means the legend set forth in Section 2.06(g)(iv) hereof, which is required to be placed on all Notes issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes under this Indenture.

“Opco” means Michaels Stores, Inc., a Delaware corporation, and its permitted successors and assigns.

“Opco Notes” means, collectively, the Senior Notes and the Senior Subordinated Notes.

“Opco Notes Indentures” means, collectively, the Senior Notes Indenture and the Senior Subordinated Notes Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to any Issuer or the Trustee.

“outstanding” shall have the meaning set forth in Section 2.08 hereof.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Perfect Store Initiative” shall mean the initiative related to the Company’s and its Restricted Subsidiaries’ store standardization and remodeling program, pursuant to which retail store layouts will be modified into a configuration intended to enhance the customer in-store experience.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, that any Net Proceeds received must be applied in accordance with Section 4.10 hereof.

“Permitted Holders” means each of the Investors and members of management of the Company (or its direct parent) who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of Section 4.14 (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with Section 4.14) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)                                 any Investment in the Company or any of its Restricted Subsidiaries;

(2)                                 any Investment in assets that were cash and Cash Equivalents or Investment Grade Securities when such Investment was made;

(3)                                 any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary; or

(b)                                 such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4)                                 any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10(a) hereof or any other disposition of assets not constituting an Asset Sale;

(5)                                 any Investment existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Notes in any material respect);

(6)                                 any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)                                 in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable; or

(b)                                 as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)                                 Hedging Obligations permitted under clause (10) of Section 4.09(b) hereof;

(8)                                 any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $150.0 million and (y) 9.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9)                                 Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a) hereof;

(10)                          guarantees (including Guarantees) of Indebtedness of the Company or any Restricted Subsidiary permitted under Section 4.09 hereof, performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with Section 4.12 hereof;

(11)                          any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) hereof (except transactions described in clauses (2), (5) and (9) of Section 4.11(b) hereof);

(12)                          Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13)                          additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities), not to exceed the greater of (x) $150.0 million and (y) 9.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14)                          Investments relating to a Receivables Subsidiary that, in the good faith determination of the Company are necessary or advisable to effect any Receivables Facility;

(15)                          advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding at any one time, in the aggregate;

(16)                          loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof; and

(17)                          Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons; and

(18)                          Investments in the Notes and the related Guarantees, if any.

“Permitted Liens” means, with respect to any Person:

(1)                                 pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)                                 Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)                                 Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4)                                 Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5)                                 minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)                             Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (18) or (19) of Section 4.09(b) hereof; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) of Section 4.09(b) hereof extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (19) of Section 4.09(b) hereof are solely on acquired property or the assets of the acquired entity, as the case may be;

(7)                                 Liens existing on the Issue Date;

(8)                                 Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(9)                                 Liens existing on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10)                          Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;

(11)                          Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture;

(12)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)                          leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)                          Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)                          Liens in favor of the Company or any Guarantor;

(16)                          Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients;

(17)                          Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18)                          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19)                          deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20)                          Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01(a) hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)                          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23)                          Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under Section 4.09 hereof; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

(24)                          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)                          Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(26)                          Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(27)                          the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(28)                          restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

(29)                          security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(30)                          zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(31)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(32)                          Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(33)                          rights of a supplier of unpaid goods to have access to and repossess such goods under the Bankruptcy and Insolvency Act (Canada) and under the provisions in the legislation of Canadian provinces;

(34)                          the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the crown under Canadian law and any statutory exceptions to title under Canadian law; and

(35)                          customary transfer restrictions and purchase options in joint venture and similar agreements;

(36)                          Liens (x) securing the Notes and Guarantees, if any, of the Notes, (y) securing Indebtedness subordinated to the Notes or any Guarantees, so long as the Notes and any Guarantees are secured by a Lien on the same assets that is senior in priority to such Liens and (z) so long as the Notes and any Guarantees are equally and ratably secured;

(37)                          Liens securing Indebtedness permitted to be incurred under any Senior Credit Facilities, including any letter of credit facility relating thereto, that was permitted pursuant to Section 4.09(b)(1);

(38)                          Liens securing obligations in respect of any Bank Products or Cash Management Services;

(39)                          Liens securing obligations of any Restricted Subsidiary of the Company that is not a Guarantor;

(40)                          other Liens securing obligations not exceeding $50.0 million at any one time outstanding; and

(41)                          Liens incurred to secure Obligations in respect of any Indebtedness permitted pursuant to Section 4.09; provided that, with respect to Liens securing Obligations permitted under this clause (41), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio of the Company would be no greater than 4.0 to 1.0.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Record Date” for the interest payable on any applicable Interest Payment Date means the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company or Opco, as applicable (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Revolving Credit Facility” means the credit facility provided under the Second Amended and Restated Credit Agreement, dated as of September 17, 2012, among Opco, the other borrowers party thereto, the facility guarantors party thereto from time to time, the lenders party thereto from time to time in their capacities as lenders thereunder, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents named therein, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries, as applicable, secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Revolving Credit Facility and the Term Loan Facility.

“Senior Notes” means $1,000,000,000 in aggregate principal amount of Opco’s 7¾% senior unsecured notes due 2018.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of October 21, 2010, providing for the issuance by Opco of $800,000,000 aggregate principal amount of its 7¾% senior unsecured notes due 2018, as amended by that certain Supplemental Indenture, dated as of September 27, 2012, providing for the issuance by Opco of an additional $200,000,000 aggregate principal amount of its 7¾% senior unsecured notes due 2018, and as otherwise amended, supplemented or modified from time to time.

“Senior Subordinated Notes” means $400,000,000 in aggregate principal amount of Opco’s 11-3/8% senior subordinated notes due 2016 issued on October 31, 2006, of which $256,000,000 is outstanding on the Issue Date.

“Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of October 31, 2006, as amended, supplemented or modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto (including, for the avoidance of doubt, any sourcing companies created in connection with any of the foregoing).

“Specified Legal Expenses” means all attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating or defending or preparing to investigate or defend any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative or investigative) arising out of or related to (i) Opco’s compensation practices (including option grants) prior to October 31, 2006, (ii) any disclosure or alleged lack of disclosure on the part of Opco or any of its directors or officers regarding the beneficial ownership of any securities of Opco prior to October 31, 2006 by any such director or officer (or any trust established for the benefit of any such director or officer or any family member thereof), (iii) any transaction prior to October 31, 2006 involving any securities of Opco alleged to have been engaged in by any such Person, (iv) any alleged deficiencies in Opco’s financial reporting, internal control over financial reporting or disclosure controls prior to October 31, 2006 and procedures relating to any of the foregoing, and (v) any alleged bad faith, breach of fiduciary duty or other act or omission on the part of any director or officer of Opco relating to any of the foregoing, together in each case with all damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement arising out of or incurred in connection with any of the foregoing (including all amounts paid to or on behalf of other Persons in connection with any of the foregoing pursuant to any indemnification agreements, arrangements or obligations).

“Sponsor Management Agreement” means the management agreements between certain of the management companies associated with the Investors and Highfields Capital, and Opco, as in effect on the Issue Date and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Notes in any material respect than the original agreement in effect on the Issue Date.

“Subordinated Discount Notes” means the $469,449,000 aggregate principal amount at maturity of Opco’s 13% subordinated discount notes due 2016 issued on October 31, 2006.

“Subordinated Indebtedness” means, with respect to the Notes,

(1)                                 any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and

(2)                                 any Indebtedness of any Subsidiary Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)                                 any partnership, joint venture, limited liability company or similar entity of which

(x)                                 more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)                                  such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means, each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of this Indenture.

“Term Loan Facility” means the credit facility provided under the Amended and Restated Credit Agreement, dated as of January 28, 2013, among Opco, the lenders party thereto from time to time in their capacities as lenders thereunder, Deutsche Bank AG New York Branch, as Administrative Agent, and the other agents named therein, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment or Permitted Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of June 30, 2006 among Bain Paste Mergerco, Inc., Blackstone Paste Mergerco, Inc., Bain Paste Finco, LLC, Blackstone Paste Finco, LLC and Opco, as the same may be amended prior to October 31, 2006.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any Restricted Subsidiary in connection with the Transactions or the Issue Date Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Transactions” means the transactions contemplated by the Transaction Agreement, the issuance of the 10% Senior Notes, the Senior Subordinated Notes and the Subordinated Discount Notes and borrowings under the Senior Credit Facilities (or any predecessor thereto) as in effect on October 31, 2006.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 1, 2014; provided, however, that if the period from the Redemption Date to August 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means Law Debenture Trust Company of New York as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary (other than the Co-Issuer) of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)                                 any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2)                                 such designation complies with Section 4.07 hereof; and

(3)                                 each of:

(a)                                 the Subsidiary to be so designated; and

(b)                                 its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuers or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(i)                                     if such Unrestricted Subsidiary is a Subsidiary of the Company (other than Opco or any of its Subsidiaries), either:

(1)                                 the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a)(i) hereof; or

(2)                                 the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, or

(ii)                                  if such Unrestricted Subsidiary is Opco or a Subsidiary of Opco, either:

(1)                                 Opco could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a)(ii); or

(2)                                 the Fixed Charge Coverage Ratio for Opco and its Restricted Subsidiaries would be equal to or greater than such ratio for Opco and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)                                 the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)                                 the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02                                       Other Definitions.

Term	Defined in Section

“Acceptable Commitment”	4.10(b)
“Affiliate Transaction”	4.11(a)
“Applicable Premium Deficit”	8.04

Term	Defined in Section

“Applicable Amount”	Exhibit A
“Asset Sale Offer”	4.10(c)
“Authentication Order”	2.02
“Cash Interest”	Exhibit A
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.16(a)
“Determination Date”	Exhibit A
“DTC”	2.03
“Equity Offering Redemption Amount”	3.07(b)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.10(c)
“Exchange”	Exhibit C
“Guaranteeing Subsidiaries”	Exhibit D
“incur” or “incurrence”	4.09(a)
“Interest Period”	Exhibit A
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.09(b)
“Offer Period”	3.09(b)
“Owner”	Exhibit C
“Pari Passu Indebtedness”	4.10(c)
“Paying Agent”	2.03
“PIK Interest”	Exhibit A
“PIK Notes”	2.01(e)
“PIK Notice”	Exhibit A
“PIK Payment”	2.01(e)
“Purchase Date”	3.09(b)
“Redemption Date”	3.07(a)
“Refinancing Indebtedness”	4.09(b)
“Refunding Capital Stock”	4.07(b)
“Registrar”	2.03
“Restricted Payments”	4.07(a)
“Reversion Date”	4.16(b)
“Second Commitment”	4.10(b)
“Successor Company”	5.01(a)
“Supplemental Indenture”	Exhibit D
“Suspended Covenants”	4.16(a)
“Suspension Period”	4.16(b)
“Transfer”	Exhibit B
“Transferee”	Exhibit B
“Transferor”	Exhibit B
“Treasury Capital Stock”	4.07(b)

Section 1.03                                       Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.  For the avoidance of doubt, the Issuers shall not be required to qualify this Indenture under the Trust Indenture Act.

Section 1.04                                       Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  “will” shall be interpreted to express a command;

(f)                                   provisions apply to successive events and transactions;

(g)                                  references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)                                 unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i)                                     words used herein implying any gender shall apply to both genders;

(j)                                    the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(k)                                 the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(l)                                     the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(m)                             the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.05                                       Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or any Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Issuers may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)                                   Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)                                  Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Person that is the Holder of a Global Note, including DTC, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h)                                 The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01                                      Form and Dating; Terms.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  Subject to the making of PIK Payments as described in this Indenture, the Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. PIK Payments on the Notes will be made in denominations of $1.00 and any integral multiple of $1.00 in excess thereof.

(b)                                 Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and increased to reflect the making of payments of PIK Interest.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Temporary Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The Restricted Period shall be terminated upon the receipt by the Trustee of:

(i)                                     a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100.0% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(ii)                                  an Officer’s Certificate from the Issuers.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)                                 Terms.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, any Guarantor and the Trustee, by their execution and delivery of this Indenture (or Supplemental Indenture, pursuant to which any Person becomes a Guarantor), expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14 hereof.  The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided, that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.09 hereof.  Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e)                                  PIK Notes. In connection with the payment of PIK Interest in respect of the Notes, the Issuers may, without the consent of the Holders and without regard to any restrictions or limitations set forth in Section 4.09 hereof, elect to either increase the outstanding principal amount of the Notes or issue additional certificated Notes (“PIK Notes”) under this Indenture on the same terms and conditions as the Initial Notes (in each case, a “PIK Payment”). The Notes, including any PIK Notes and any Additional Notes subsequently issued under this Indenture, will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture shall include any Additional Notes and PIK Notes that are actually issued and any increase in the principal amount of the outstanding Notes (including PIK Notes) as a result of a PIK Payment, and references to “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes (including PIK Notes) as a result of a PIK Payment. PIK Notes will be issued in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

(f)                                   Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02                                       Execution and Authentication.

At least one Officer shall execute the Notes on behalf of each Issuer by manual, facsimile or electronic (in “.pdf” format) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes.  In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any (i) Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes and (ii) PIK Notes for an aggregate principal amount specified in the applicable PIK Notice.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03                                       Registrar and Paying Agent.

The Issuers shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The registered Holder will be treated as the owner of the Note for all purposes.  Only registered Holders will have rights under this Indenture and the Notes. The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  An Issuer or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04                                       Paying Agent To Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of the Company) shall have no further liability for the money.  If an Issuer or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to any Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                                       Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee no later than five (5) Business Days after each Record Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06                                       Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days; or (ii) upon the request of Depositary, if there shall have occurred and be continuing an Event of Default with respect to the Notes.  Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c) hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A or another available exemption from the registration requirements of the Securities Act.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B).  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A)                               [reserved];

(B)                               [reserved];

(C)                               [reserved]; or

(D)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request, or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)                                if such beneficial interest is being transferred to an Issuer or any of the Company’s Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.   Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S

Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)                               Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:

(A)                               [reserved];

(B)                               [reserved];

(C)                               [reserved]; or

(D)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request, or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)                              Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)                                if such Restricted Definitive Note is being transferred to the Issuers or any of the Company’s Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               [reserved];

(B)                               [reserved];

(C)                               [reserved]; or

(D)                               the Registrar receives the following:

(1)                                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                                 if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request, or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)                                     Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               [reserved];

(B)                               [reserved];

(C)                               [reserved]; or

(D)                               the Registrar receives the following:

(1)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                                 if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   [Reserved].

(g)                                  Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)                                     Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST) OR (2) TO THE ISSUERS AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend.  Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)                               Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS

ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(iv)                              OID Legend. Each Note that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear the legend in substantially the following form:

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES.  UPON WRITTEN REQUEST, THE ISSUERS WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.  HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUERS AT 8000 BENT BRANCH DRIVE, IRVING, TEXAS 75063.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers shall require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(iii)                               Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                                 The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)                              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or any Issuer shall be affected by notice to the contrary.

(vii)                           Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02 hereof, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)                        At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix)                              Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(x)                                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)                              Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(xii)                           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically (in “.pdf” format).

Section 2.07                                       Replacement Notes.

If (i) any mutilated Note is surrendered to the Trustee, the Registrar or any Issuer or (ii) the Issuers and the Trustee receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, then the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers and the Trustee may charge the applicable Holder for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                       Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.  For the avoidance of doubt, the aggregate principal amount outstanding under any Note shall include any increase in the outstanding principal amount of such Note as the result of payment of PIK Interest, if any.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding (including for accounting purposes) and shall cease to accrue interest.

Section 2.09                                       Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, or by any Affiliate of an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not an Issuer or any obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

Section 2.10                                       Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11                                      Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in its customary manner.  Certification of the disposal of all cancelled Notes shall be delivered to the Issuers upon their written request therefor.  The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                       Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided, that no such special record date shall be less than ten days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Issuers of such special record date.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13                                       CUSIP Numbers

The Issuers in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will as promptly as practicable notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3

REDEMPTION

Section 3.01                                       Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to Section 3.07 hereof, they shall furnish to the Trustee, at least two (2) Business Days (unless a shorter period shall be agreed to by the Trustee) before notice of redemption is required to be delivered to Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price; provided, that any notice pursuant to this Section 3.01 may be mailed more than 60 days prior to a redemption date if (x) the notice is issued in connection with Article 8 or Article 11 hereof or (ii) such notice relates to a redemption that is conditioned upon satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion).

Section 3.02                                       Selection of Notes To Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or (b) on a pro rata basis or, to the extent that selection on a pro rata basis is not practicable, by lot or by such other method the Trustee considers fair and appropriate and otherwise in accordance with the procedures of DTC; provided, that no Notes of $2,000 or less (or if a PIK Payment has been made, no PIK Notes of $1.00 or less) may be redeemed in part.  In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, in the case any PIK Payment has been made, in amounts of $1.00 and any integral multiple of $1.00 in excess thereof; no Notes of $2,000 or less (or if a PIK Payment has been made, no PIK Notes of $1.00 or less) can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 (or if a PIK Payment has been made, a multiple of $1.00), shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                                       Notice of Redemption.

Subject to Section 3.09 hereof, the Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or, in the case of global Notes held by DTC or its nominee, electronically in accordance with DTC’s procedures, except that redemption notices may be delivered or mailed more than 60 days prior to a redemption date if (x) the notice is issued in connection with Article 8 or Article 11 hereof or (y) such notice relates to a redemption that is conditioned upon satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion).

The notice shall identify the Notes to be redeemed and shall state:

(a)                                 the redemption date;

(b)                                 the redemption price;

(c)                                  if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                   that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)                                  the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(i)                                     any condition to such redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, that the Issuers shall have delivered to the Trustee, at least two (2) Business Days before notice of redemption is required to be delivered, mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Such notice of redemption, and the related redemption, may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.  In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion) (provided, however, that the redemption price in respect of the Notes redeemed will be determined based on the applicable redemption date specified in the related notice of redemption, without giving effect to any extension or delay relating to the satisfaction of any condition precedent to such redemption plus accrued and unpaid interest thereon to, but not including, the actual redemption date), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed.  The Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

Section 3.04                                       Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03 hereof, subject to satisfaction of any conditions precedent relating thereto specified in the applicable notice of redemption, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  The notice, if delivered, mailed or caused to be mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to deliver such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05 hereof, on and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

Section 3.05                                       Deposit of Redemption or Purchase Price.

Prior to noon Eastern Time on the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                                       Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, in the case any PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                                       Optional Redemption.

(a)                                 At any time prior to August 1, 2014, the Issuers may, at their option, on one or more occasions, redeem all or a part of the Notes, upon notice provided as described in Section 3.03 hereof, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)                                 Until August 1, 2015, the Issuers may, at their option, on one or more occasions, redeem up to 100.0% of the aggregate principal amount of Notes (including the aggregate principal amount of Additional Notes and any PIK Notes issued after the Issue Date) with the aggregate principal amount of Notes to be redeemed (the “Equity Offering Redemption Amount”) not to exceed an amount equal to the aggregate gross proceeds from one or more Equity Offerings, upon notice provided as described in Section 3.03 hereof, at a redemption price equal to (i) prior to August 1, 2014, 102.000% of the aggregate principal amount thereof, and (ii) from August 1, 2014 to August 1, 2015, 101.000% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest thereon to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering; and provided, further, that proceeds in an amount equal to or exceeding the applicable Equity Offering Redemption Amount shall be received by, or contributed to the capital of, the Company or any Restricted Subsidiary.

(c)                                  Except pursuant to Sections 3.07(a), (b) and (e), the Notes will not be redeemable at the Issuers’ option before August 1, 2014.

(d)                                 On and after August 1, 2014, the Issuers may, at their option, on one or more occasions, redeem all or a part of the Notes, upon notice provided as described in Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Year	Percentage

2014	102.000%
2015	101.000%
2016 and thereafter	100.000%

(e)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon prior notice given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101.000% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.

(f)                                   Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                                       Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                                       Offers To Repurchase by Application of Excess Proceeds.

(a)                                 In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

(b)                                 The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)                                  If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d)                                 Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first-class mail or, in the case of global Notes held by DTC or its nominee, electronically in accordance with DTC’s procedures, a notice to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Indebtedness.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)                            that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii)                         the Offer Amount, the purchase price and the Purchase Date;

(iii)                      that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)                     that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v)                        that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts of $2,000 or integral multiples of $1,000 in excess of $2,000 or, in the case any PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof;

(vi)                     that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer such Note by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three (3) days before the Purchase Date;

(vii)                  that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile or electronic transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)               that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000 or, in the case any PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof, shall be purchased and unpurchased portions of Notes are equal to $2,000 or integral multiples of $1,000 in excess of $2,000 or, in the case any PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof); and

(ix)                     that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased in denominations of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, in the case any PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof.

(e)                                  On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f)                                   The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, in the case any PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01                                       Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the outstanding Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than an Issuer or a Subsidiary of the Company, holds as of noon Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due; provided that, if the Issuers elect to pay interest in the form of PIK Interest in the manner provided for herein and in the Notes, then all such interest paid in the form of PIK Interest shall be considered paid or duly provided for, for all purposes of this Indenture, and shall not be considered overdue.  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

Section 4.02                                       Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan in the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange or presented for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan in the City of New York for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03                                       Reports and Other Information.

(a)                                 So long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of the Notes (without exhibits) within 15 days after each of the periods set forth below:

(1)                                 within 90 days after the end of each fiscal year, annual reports containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K of the Company, or any successor or comparable form, containing substantially all of the information required to be contained therein, or required in such successor or comparable form;

(2)                                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q of the Company, or any successor or comparable form, containing substantially all of the information required to be contained therein, or required in such successor or comparable form; and

(3)                                 promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; provided, however, that no such report or information will be required to be so furnished if the Company determines in good faith that such event is not material to the Holders of the Notes or the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries, taken as a whole;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided, that the Company shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee, including by posting such information on a password protected online data system requiring user identification or the website of Opco, the Company or any of its direct or indirect parent companies (which may be password protected so long as the password is made promptly available by the Company to the Trustee, the Holders of the Notes and such prospective purchasers upon request); provided, further, that such reports required pursuant to clauses (1), (2) and (3) of this Section 4.03(a) (a) shall not be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, as amended, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (b) shall not be required to comply with Items 402, 403,

406 and 407 of Regulation S-K promulgated by the SEC, (c) shall not be required to comply with Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC, (d) shall not be required to include any segment or business unit level financial information except to the extent included in the Offering Memorandum and (e) shall not be required to include any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K promulgated by the SEC. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For so long as the Company and its Subsidiaries (other than Opco and its Subsidiaries) do not have any material assets on a consolidated basis that are not reflected on a consolidated balance sheet of Opco (other than (i) cash and Cash Equivalents, and (ii) Equity Interests and Indebtedness of the Co-Issuer and Holdings and any Subsidiary of Holdings or Opco) and do not conduct any material operations that are not conducted through Opco and its Subsidiaries, the Company may satisfy its reporting obligations under this Section 4.03 relating to the Company by furnishing the annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K and other financial information relating to Opco; provided, however, that the same is accompanied by information that explains in reasonable detail the differences between the financial information relating to the Company and its consolidated Subsidiaries (other than Opco and its Subsidiaries, as the case may be) on the one hand, and the financial information reflected in such financial information relating to Opco and its consolidated Subsidiaries, on the other hand; provided, further, that any obligation of the Company to furnish or deliver any such reports and information to the Trustee, the Holders of the Notes and such prospective purchasers of Notes shall be deemed satisfied if such reports or information shall have been filed by Opco with the SEC pursuant to its Electronic Data Gathering Analysis and Retrieval System (or any successor system). To the extent financial information, including any financial statements, of Opco are substituted for those of the Company in reliance on the preceding sentence, then references herein to any financial statements of the Company shall be deemed to refer to the financial information for the Company and the Subsidiaries of the Company described above.

(b)                                 In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

(c)                                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(d)                                 Notwithstanding anything herein to the contrary, failure by the Company to comply with any of its obligations under this Section 4.03 for purposes of Section 6.01(a)(3) hereof will not constitute an Event of Default thereunder until 90 days after the receipt of the written notice delivered thereunder.  To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 4.04                                       Compliance Certificate.

(a)                                 The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer(s) with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer(s) signing such certificate, that to the best of his or her knowledge the applicable Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture during such fiscal year and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action such Issuer is taking or proposes to take with respect thereto).

(b)                                 When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any of its Restricted Subsidiaries gives any notice or takes any other action with respect to a claimed Default, the Issuers shall promptly (which shall be no more than five (5) Business Days after becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile or electronic (in “.pdf” format)  transmission an Officer’s Certificate specifying such event and what action the Issuers propose to take with respect thereto.

Section 4.05                                       Taxes.

The Issuers shall pay or discharge, and shall cause each of the Restricted Subsidiaries of the Company to pay or discharge, prior to delinquency, all material taxes, lawful assessments, and governmental levies except such as are contested in good faith and by appropriate actions or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders of the Notes.

Section 4.06                                       Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors, if any, covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant (to the extent that they may lawfully do so) that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                       Limitation on Restricted Payments.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)                                   declare or pay any dividend or make any other payment or any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such recipient’s capacity as holder of such Equity Interest), including any dividend or distribution payable in connection with any merger or consolidation other than:

(A)                               dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(B)                               dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)                              purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(III)                         make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or a Subsidiary Guarantor, other than:

(A)                               Indebtedness permitted under clauses (7) and (8) of Section 4.09(b) hereof; or

(B)                               the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV)                          make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)                                 no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                                 immediately after giving effect to such transaction on a pro forma basis, (x) in the case of a Restricted Payment by the Company or any of its Restricted Subsidiaries (other than Opco and its Restricted Subsidiaries), the Company could incur $1.00 of additional Indebtedness under Section 4.09(a)(i) hereof or (y) in the case of a Restricted Payment by Opco or any of its Restricted Subsidiaries, Opco could incur $1.00 of additional Indebtedness under Section 4.09(a)(ii) hereof; and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (6)(c), (9) and (14) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of (without duplication):

(a)                                 50.0% of the Consolidated Net Income of (x) the Company for the period (taken as one accounting period) beginning October 28, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, in the case of a Restricted Payment by the Company or any of its Restricted Subsidiaries (other than Opco and its Restricted Subsidiaries), or (y) Opco for the period (taken as one accounting period) beginning October 28, 2012 to the end of Opco’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, in the case of a Restricted Payment by Opco or any of its Restricted Subsidiaries, or, in each case, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus

(b)                                 100.0% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof) from the issue or sale of:

(i)                                     (A) Equity Interests of the Company, including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of:

(x)                                 Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent company of the Company and the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof; and

(y)                                 Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof); or

(ii)                                  debt securities of the Company that have been converted into or exchanged for Equity Interests of the Company or its direct or indirect parent companies;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock, (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)                                  100.0% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company following the Issue Date other than (X) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof), (Y) by a Restricted Subsidiary and (Z) from any Excluded Contributions; plus

(d)                                 100.0% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of:

(i)                                     the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii)                                  the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e)                                  in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined by the Company in good faith or, if such fair market value may exceed $125.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment.

(b)                                 Section 4.07(a) hereof shall not prohibit:

(1)                                 the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or giving of notice such payment would have complied with the provisions of this Indenture;

(2)                                 (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Company or any Equity Interests of any direct or indirect parent company of the Company or any Subordinated Indebtedness of the Company or a

Subsidiary Guarantor, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent company of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 4.07(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)                                 the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, which is incurred in compliance with Section 4.09 hereof so long as:

(a)                                 the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired (or any tender premium) and any reasonable fees and expenses (including original issue discount, upfront or similar fees) incurred in connection with such redemption, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b)                                 such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repurchased, exchanged, redeemed, acquired or retired for value;

(c)                                  such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired; and

(d)                                 such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired;

(4)                                 a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, family members, spouses, former spouses, domestic partners or former domestic partners pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $30.0 million in any calendar year (which shall increase to $60.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company) with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $60.0 million in any calendar year (which shall increase to $120.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(a)                                 the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, family members, spouses, former spouses, domestic partners or former domestic partners that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a) hereof, plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to be withheld by the Company or any of its direct or indirect parent companies in connection with such exercise under applicable law to the extent such amount is repaid to the Company or its direct or indirect parent company, as applicable, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a) hereof; plus

(b)                                 the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

(c)                                  the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, family members, spouses, former spouses, domestic partners or former domestic partners in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5)                                 the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued or incurred in accordance with Section 4.09 hereof to the extent such dividends or distributions are included in the definition of “Fixed Charges”;

(6)                                 (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company or any of its Restricted Subsidiaries after the Issue Date;

(b)                                 the declaration and payment of dividends or distributions to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date, provided, that the amount of dividends or distributions paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(c)                                  the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 4.07(b);

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, (x) with respect to such issuance or declaration by the Company and its Restricted Subsidiaries (other than Opco and its Restricted Subsidiaries), the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (y) with respect to such issuance or declaration by Opco and its Restricted Subsidiaries, Opco and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)                                 Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities, not to exceed $100.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)                                 redemptions, repurchases, retirements or other acquisitions of Equity Interests deemed to occur (a) upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; and (b) in connection with the withholding portion of the Equity Interests granted or awarded to any future, present or former employee, officer, director, member of management or consultant of the Company, any of its Subsidiaries, or any of their respective estates, family members, spouses, former spouses, domestic partners or former domestic partners, to pay for the taxes payable by such Persons upon such grant or award;

(9)                                 the declaration and payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Company in or from any public offering, other than public offerings with respect to the Company’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10)                          Restricted Payments that are made with Excluded Contributions;

(11)                          other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) that are at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities) not to exceed $100.0 million;

(12)                          distributions or payments of Receivables Fees;

(13)                          [reserved];

(14)                          the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under Sections 4.10 and Section 4.14 hereof; provided, that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15)                          the declaration and payment of dividends or distributions by the Company or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a)                                 franchise, excise and similar taxes, and other fees, taxes and expenses required to maintain their corporate or other legal existence;

(b)                                 federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in any fiscal year does not exceed the excess (if any) of (A) the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of federal, state and local income taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company over (B) the aggregate federal, state and local income taxes paid by the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above);

(c)                                  customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses, severance, indemnities and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(d)                                 general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

(e)                                  fees and expenses other than to Affiliates of the Company related to any equity or debt offering of such parent company (whether or not successful);

(16)                          the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents) or the proceeds thereof;

(17)                          cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any direct or indirect parent company of the Company; provided, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.07;

(18)                          the payment of dividends and other distributions in an amount equal to any reduction in taxes actually realized by the Company and its Restricted Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain as a direct result of (i) transaction fees and expenses, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payout of stock options or bonuses, in each case in connection with the Transactions;

(19)                          Restricted Payments made in connection with the Issue Date Transactions, whether on or after the Issue Date, including without limitation, any dividends or distributions, payments or loans made to any direct or indirect parent of the Company to enable it to make any such payments; and

(20)                          any Restricted Payment, (x) so long as immediately after giving pro forma effect to such Restricted Payment and the application of proceeds therefrom, in the case of a Restricted Payment by Opco or any of its Restricted Subsidiaries, the Consolidated Total Leverage Ratio of Opco is less than or equal to 3.25 to 1.00, or (y) so long as immediately after giving pro forma effect to such Restricted Payment and the application of proceeds therefrom, in the case of a Restricted Payment by the Company or any of its Restricted Subsidiaries (other than Opco and its Restricted Subsidiaries), the Consolidated Total Leverage Ratio of the Company is less than or equal to 4.25 to 1.00;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (16), (18) and (20) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)                                  The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the third to last sentence of the definition of “Unrestricted Subsidiary.”  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.”  Such designation shall be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) hereof or under clause (7), (10), (11), (16) or (20) of Section 4.07(b) hereof, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.08                                       Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction (provided, that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction) on the ability of any such Restricted Subsidiary to:

(1)                                 (A)                               pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B)                               pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)                                 make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)                                 sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)                                 The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and the indentures governing the Opco Notes and the related documentation;

(2)                                 this Indenture, the Notes and the related Guarantees, if any;

(3)                                 purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of Section 4.08(a) hereof on the property or assets so acquired;

(4)                                 applicable law or any applicable rule, regulation or order;

(5)                                 any agreement or other instrument of a Person acquired by or merged or consolidated or amalgamated with or into the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges or consolidates or amalgamates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(6)                                 contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)                                 Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 hereof and Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)                                 restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)                                 other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof;

(10)                          customary provisions in any joint venture agreement and other similar agreement relating solely to such joint venture;

(11)                          customary provisions contained in leases, subleases, licenses or sublicenses and other agreements, in each case, entered into in the ordinary course of business;

(12)                          any other agreement governing Indebtedness entered into after the Issue Date (i) that contains encumbrances and other restrictions that are, in the good faith judgment of the Company, either (x) no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or (y) not materially more disadvantageous, taken as a whole, to the issuer or borrower thereof than is customary in comparable financings for similarly situated issuers or borrowers; or (ii) that contains encumbrances or restrictions that do not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, in the good faith judgment of the Company, to make scheduled payments on the Notes when due;

(13)                          restrictions created in connection with any Receivables Facility that, in the good faith determination of the Company are necessary or advisable to effect such Receivables Facility; and

(14)                          any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) of this Section 4.08(b); provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09                                       Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified

Stock or Preferred Stock; provided, however, that (i) the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries (other than Opco and its Restricted Subsidiaries) may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period and (ii) Opco and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for Opco and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)                                 Section 4.09(a) hereof shall not apply to:

(1)                                 (x) Indebtedness incurred pursuant to the Revolving Credit Facility by the Company or any Restricted Subsidiary; provided, that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (x) and then outstanding does not exceed the greater of (A) $1,200.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of Section 4.10(b) less the aggregate principal amount of outstanding obligations under or in respect of Receivables Facilities and (B) (i) 90.0% of the eligible credit card and debit card receivables of Opco and its Restricted Subsidiaries plus (ii) 90.0% of the net appraised orderly liquidation value of the eligible inventory of Opco and its Restricted Subsidiaries and (y) Indebtedness incurred pursuant to the Term Loan Facility by the Company or any Restricted Subsidiary; provided, that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (y) and then outstanding does not exceed $2,400.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of Section 4.10(b);

(2)                                 the incurrence by the Issuers and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and any increase in the principal amount of the Notes and PIK Notes issued in respect of any PIK Payment in accordance with the terms hereof (including any Guarantee);

(3)                                 Indebtedness (including, without limitation, the Opco Notes) of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b));

(4)                                 (i) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Company or any of its Restricted

Subsidiaries, to finance the purchase, lease, replacement or improvement of property (real or personal), equipment or other assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (ii) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (4); provided, that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (i) and (ii) of this clause (4) does not exceed the greater of (A) $125.0 million and (B) 8.0% of Total Assets, at any one time outstanding;

(5)                                 Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees or similar instruments issued or created in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)                                 Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(7)                                 Indebtedness of the Company to a Restricted Subsidiary; provided, that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)                                 Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)                                 shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary, provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10)                          (x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk and (y) Indebtedness in respect of any Bank Products or Cash Management Services provided by any lender party to a Senior Credit Facility (or any predecessor facility thereto) or any Affiliate of any such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreement pursuant to which such Bank Products or Cash Management Services are provided was entered into);

(11)                          obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12)                          (a) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of Section 4.07(a) hereof to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed (x) $225.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred, issued or outstanding for purposes of this clause (12)(b) but shall be deemed incurred or issued for the purposes of Section 4.09(a) hereof from and after the first date on which the Company or such Restricted Subsidiary could have incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) hereof without reliance on this clause (12)(b));

(13)                          the incurrence by the Company or any Restricted Subsidiary of Indebtedness or issuance by the Company or any Restricted Subsidiary of Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred (including any existing commitments unutilized thereunder) or Disqualified Stock or Preferred Stock issued as permitted under Section 4.09(a) hereof and clauses (2), (3), (4) and (12)(a) of this Section 4.09(b), this clause (13) and clause (14) of this Section 4.09(b) or any Indebtedness incurred or Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance or renew such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or issued or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees and expenses (including original issue discount, upfront fees or similar fees) in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)                               has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred or issued which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness) and (y) the remaining Weighted Average Life to Maturity of the Notes;

(B)                               to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated to or pari passu with the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated to or pari passu with the Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, except to the extent such extension, replacement, refunding, refinancing, renewal or defeasance constitutes a Restricted Payment permitted under Section 4.07, or (ii) Disqualified Stock of the Company, such Refinancing Indebtedness must be Disqualified Stock of the Company; and

(C)                               shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor or the Co-Issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company;

and provided, further, that subclause (A) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness of any Restricted Subsidiary of the Company;

(14)                          Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary incurred or issued to finance an acquisition, merger, consolidation or amalgamation or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into or amalgamated or consolidated with or into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture or that is assumed by the Company or any Restricted Subsidiary in connection with such acquisition, merger, consolidation or amalgamation; provided that after giving effect to such acquisition, merger, amalgamation or consolidation:

(i)                                        in the case of Indebtedness, Disqualified Stock or Preferred Stock incurred or assumed by the Company or its Restricted Subsidiaries (other than Opco and its Restricted Subsidiaries), either:

(a)                                    the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a)(i) hereof, or

(b)                                    the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(ii)                                  in the case of Indebtedness, Disqualified Stock or Preferred Stock incurred or assumed by Opco or its Restricted Subsidiaries, either:

(a)                                 Opco would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a)(ii) hereof, or

(b)                                 the Fixed Charge Coverage Ratio of Opco and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, that such Indebtedness is extinguished within five Business Days of its incurrence;

(16)                          Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit or bank guarantee issued pursuant to any Senior Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(17)                          (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or

(b)                                 any guarantee by a Restricted Subsidiary of Indebtedness of the Company, provided, that such guarantee is incurred in accordance with Section 4.15 hereof;

(18)                          Indebtedness of Foreign Subsidiaries of the Company incurred not to exceed, together with any other Indebtedness incurred under this clause (18) at any one time outstanding, the greater of (x) $125.0 million and (y) 8.0% of Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which the applicable Foreign Subsidiary could have incurred such Indebtedness under Section 4.09(a) hereof without reliance on this clause (18));

(19)                          (i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance or assumed in connection with an acquisition, merger, consolidation or amalgamation and (ii) Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and Preferred Stock permitted under this clause (19), in each case, in a principal amount not to exceed, together with all other Indebtedness, Disqualified Stock and /or Preferred Stock issued under this clause (19), $150.0 million in the aggregate at any one time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of Section 4.09(a)

hereof from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under Section 4.09(a) hereof without reliance on this clause (19));

(20)                          Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and

(21)                          Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to any current or former officers, directors, employees and consultants thereof, or any of their respective estates, family members, spouses, former spouses, domestic partners or former domestic partners, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of Section 4.07(b) hereof.

(c)                                  For purposes of determining compliance with this Section 4.09:

(1)                                 in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company, in its sole discretion, shall classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.09 as determined by the Company at such time; provided, that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date shall at all times be deemed to be outstanding in reliance on clause (1) of Section 4.09(b) hereof; and

(2)                                 at the time of incurrence, the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) hereof.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.09.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount or liquidation preference, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided, that if such Indebtedness is incurred or Disqualified Stock or Preferred Stock is issued, to extend, replace, refund, refinance, renew or defease other Indebtedness, Disqualified Stock or Preferred Stock, as applicable, denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such refinancing Indebtedness, Disqualified Stock or Preferred

Stock does not exceed (x) the principal amount or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being extended replaced, refunded, refinanced, renewed or defeased plus (y) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.  The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

The Company shall not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company unless such Indebtedness is expressly subordinated in right of payment to the Notes to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company.  For purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness is not deemed to be subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10                                       Asset Sales.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1)                                 the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2)                                 except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided, that the amount of:

(A)                               any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are (i) assumed by the transferee of any such assets or (ii) otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Company or its Restricted Subsidiaries) and, in the case of clause (i), for which the Company and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(B)                               any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale,

(C)                               any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 10.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and

(D)                               Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale (other than intercompany debt owed to the Company or its Restricted Subsidiaries), to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

(b)                                 Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1)                                 to permanently reduce:

(A)                               Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by this Indenture, and to correspondingly reduce commitments with respect thereto;

(B)                               Obligations under other Indebtedness of the Company or a Guarantor (other than Subordinated Indebtedness) (and to correspondingly reduce commitments with respect thereto), provided, that the Issuers shall equally and ratably reduce Obligations under the Notes as provided under Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth under Section 4.10(c) hereof) to all Holders to purchase their Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(C)                               Obligations under Indebtedness (including any Senior Credit Facilities and the Opco Notes) of a Restricted Subsidiary that is not a Guarantor (including Opco), other than Indebtedness owed to the Company or another Restricted Subsidiary; provided, that (i) an offer to purchase Indebtedness of a Restricted Subsidiary of the Company made in accordance with the terms of such Indebtedness will be deemed to have satisfied the obligation to repay or reduce Indebtedness of a Restricted Subsidiary to the extent of the amount of the offer, whether or not accepted by the holders of such Indebtedness, and no Net Proceeds in the amount of such offer will be deemed to exist following such offer, and (ii) if the holder of any Indebtedness of a Restricted Subsidiary of the Company declines the repayment of such Indebtedness owed to it from such Net Proceeds, the obligation to repay or reduce Indebtedness of a Restricted Subsidiary will be deemed satisfied to the extent of the declined Net Proceeds, so long as, in the case of both clauses (i) and (ii), an offer to purchase any Indebtedness of such Restricted Subsidiary incurred under the Term Loan Facility, the Senior Notes or the Senior Subordinated Notes (or incurred in respect of any Indebtedness permitted by the

Indenture that extends, replaces, refunds, refinances, renews or defeases the Term Loan Facility, the Senior Notes or the Senior Subordinated Notes) has been made;

(2)                                 to make (A) an Investment in any one or more businesses, provided, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other properties or other assets, in the case of each of (A), (B) and (C), used or useful in a Similar Business; or

(3)                                 to make an Investment in (A) any one or more businesses, provided, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) other assets that, in the case of each of (A), (B) and (C), replace the businesses, properties and/or other assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

(c)                                  Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.10(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (b)(1) above, will be deemed to have been applied whether or not such offer is accepted) shall be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $100.0 million, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 or, in the case any PIK Payment has been made, that is an integral multiple of $1.00, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof, or 100.0% of the accreted value thereof, if less, plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.  The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by mailing or delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuers may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $100.0 million or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with this Indenture.  If the aggregate principal amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered in accordance with Section 3.09 with adjustments as necessary so that no Notes or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Notwithstanding the foregoing, the Issuers will not be required to apply in accordance with this covenant any Net Proceeds received in respect of any Asset Sale by any Restricted Subsidiary until such time as such entities are permitted in accordance with the terms of their Indebtedness to dividend or distribute an amount at least equal to such Net Proceeds to the Issuers, excluding for such purposes any such dividends or distributions that are to be applied to Cash Interest or that are intended for another purpose.

(d)                                 Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(e)                                  The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11                                       Transactions with Affiliates.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $15.0 million, unless:

(1)                                 such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)                                 the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $45.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

(b)                                 Section 4.11(a) hereof shall not apply to the following:

(1)                                 transactions between or among the Company or any of its Restricted Subsidiaries, or an entity that becomes a Restricted Subsidiary as a result of such transaction;

(2)                                 Restricted Payments permitted by Section 4.07 hereof and any other Investments constituting Permitted Investments;

(3)                                 the payment of management, consulting, monitoring and advisory fees and termination fees and related indemnities and expenses pursuant to the Sponsor Management Agreement;

(4)                                 the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided on behalf of, officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5)                                 transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)                                 any agreement as in effect as of the Issue Date, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7)                                 the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date;

(8)                                 [Reserved];

(9)                                 transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10)                          the issuance of Equity Interests (other than Disqualified Stock) of the Company to any direct or indirect parent of the Company or to any Permitted Holder or to any director, officer, employee or consultant of the Company, any Subsidiary or any direct or indirect parent of the Company;

(11)                          sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12)                          payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith or are otherwise permitted by this Indenture;

(13)                          payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith;

(14)                          investments by the Investors in securities of the Company or any of its Restricted Subsidiaries so long as (x) the investment is being offered generally to other investors on the same or more favorable terms and (y) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(15)                          the Issue Date Transactions and the payment of all fees and expenses related to the Issue Date Transactions, including Transaction Expenses;

(16)                          payments and other transactions in respect of Indebtedness of the Company and its Subsidiaries held by Affiliates so long as either (a) such Indebtedness was not acquired by such Affiliate directly from the Company or its Subsidiaries, or (b) such Affiliates are treated no more favorably than any non-Affiliate holders of such Indebtedness; and

(17)                          transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person.

Section 4.12                                       Liens.

The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness of the Company, on any asset or property of the Company or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)                                 in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees of any Subsidiary Guarantor, if any, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)                                  in all other cases, the Notes or the Guarantees of any Subsidiary Guarantor, if any, are equally and ratably secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.12 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) of this Section 4.12.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 4.12.

Section 4.13                                       Legal Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary ); provided that the Company shall not be required to preserve the corporate, partnership or other existence of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.14                                       Offer to Repurchase Upon Change of Control.

(a)                                 If a Change of Control occurs after the Issue Date, unless the Issuers have previously or concurrently delivered or mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuers shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of record of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Within 30 days following any Change of Control, the Issuers shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)                                 that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2)                                 the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), subject to extension (in the case where such notice was mailed or otherwise delivered prior to the occurrence of the Change of Control) in the event that the occurrence of the Change of Control is delayed;

(3)                                 that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)                                 that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)                                 if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control;

(6)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7)                                 that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided, that the paying agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a facsimile or electronic transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(8)                                 that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered.  The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 or, in the case any PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof; and

(9)                                 the other instructions, as determined by the Issuers, consistent with this Section 4.14, that a Holder must follow in order to have its Notes repurchased.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.  The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuers of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue thereof.

(b)                                 On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1)                                 accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)                                 deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(c)                                  The Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d)                                 Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

Section 4.15                                       Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

The Company shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Company), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Company or any related guarantee of such Indebtedness, unless:

(1)                                 such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company, if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2)                                 such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided, that this Section 4.15 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

The Company may elect, in its sole discretion, to cause any Subsidiary or any of its direct or indirect parent companies that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary or parent company shall only be required to comply with clauses (1) (other than with respect to any time period) and (2) of this Section 4.15.

Section 4.16                                       Discharge and Suspension of Covenants.

(a)                                 During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries shall not be subject to Section 4.07 hereof, Section 4.08 hereof, Section 4.09 hereof, Section 4.10 hereof, Section 4.11 hereof, Section 4.14 hereof, Section 4.15 hereof and clause (4) of Section 5.01(a) hereof (the “Suspended Covenants”).

(b)                                 In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period”.

(c)                                  On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(3) hereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 hereof will be made as though Section 4.07 hereof had been in effect prior to, but not during the Suspension Period. No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Company or its Restricted Subsidiaries, or events occurring, during the Suspension Period. On and after each Reversion Date, the Company and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period. For purposes of Section 4.10 hereof, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero. For purposes of Section 4.08 hereof, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clause (1), (2) or (3) of Section 4.08(a) entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted under Section 4.08(b)(1). For purposes of Section 4.11 hereof, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of Section 4.11(b)(6), and no Subsidiary of the Company shall be required to comply with Section 4.15 after such reinstatement with respect to any guarantee entered into by such Subsidiary during any Suspension Period.

(d)                                 The Issuers shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 4.16.

Section 4.17                                       Restrictions on Activities of the Co-Issuer.

The Co-Issuer shall not hold any material assets, become liable for any material obligations or engage in any material business activities or operations; provided, that the Co-Issuer may be a co-obligor with respect to Indebtedness (including, without limitation, the Notes) if the Company is a primary obligor on such Indebtedness, and the Co-Issuer may be a guarantor with respect to Indebtedness, in each case, if such Indebtedness is otherwise permitted to be incurred under this Indenture.

ARTICLE 5

SUCCESSORS

Section 5.01                                       Merger, Consolidation or Sale of All or Substantially All Assets.

(a)                                 The Issuers shall not consolidate or merge with or into or wind up into (whether or not such Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)                                 either:  (x) such Issuer is the surviving Person; or (y) the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of such Issuer or the laws of the United States, any state thereof or the District of Columbia (such Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(2)                                 the Successor Company, if other than an Issuer, expressly assumes all the obligations of such Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                 immediately after such transaction, no Default exists;

(4)                                 immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either

(A)                               the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a)(i) hereof, or

(B)                               the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries (or if the Successor Company is a successor to the Co-Issuer, the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries) would be equal to or greater than the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5)                                 each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)                                 the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with this Indenture.

(b)                                 The Successor Company (if other than an Issuer) shall succeed to, and be substituted for such Issuer, as the case may be, under this Indenture and the Notes and in such event such Issuer will automatically be released and discharged from its obligation under this Indenture and the Notes.  Notwithstanding clauses (3) and (4) of Section 5.01(a) hereof,

(x)                                 any Restricted Subsidiary may consolidate with, amalgamate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company, and

(y)                                 an Issuer may consolidate with, amalgamate with or merge with or into or wind up into an Affiliate of such Issuer, as the case may be, solely for the purpose of re-forming such Issuer in the United States, any state thereof or the District of Columbia so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

Section 5.02                                       Successor Corporation Substituted.

Upon any consolidation, amalgamation, merger or winding up, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01 hereof, the successor company formed by such consolidation or amalgamation or into or with which such Issuer is merged or wound up or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, winding up, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such Issuer shall refer instead to the successor company and not to such Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Issuer’s properties or assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                                       Events of Default.

(a)                                 An “Event of Default” wherever used herein, means any one of the following events:

(1)                                 default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)                                 default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)                                 failure by the Issuers or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25.0% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in this Indenture or the Notes;

(4)                                 default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)                                 such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)                                 the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $85.0 million or more at any one time outstanding;

(5)                                 failure by the Company or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $85.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)                                 the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences proceedings to be adjudicated bankrupt or insolvent;

(ii)                                  consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)                               consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)                              makes a general assignment for the benefit of its creditors; or

(v)                                 generally is not paying its debts as they become due;

(7)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Company or any such Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)                                  appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of

Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary; or

(iii)                               orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(8)                                 the Guarantee, if any, of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, as the case may be, denies in writing that it has any further liability under its or their Guarantee(s) or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

(b)                                 In the event of any Event of Default specified in clause (4) of Section 6.01(a) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)                                 the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)                                 holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)                                 the default that is the basis for such Event of Default has been cured.

Section 6.02                                       Acceleration.

If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes by notice to the Issuers may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.  The Trustee shall have no obligation to accelerate the Notes if the Trustee in its best judgment determines that acceleration is not in the best interests of the Holders. The Trustee shall have no obligation to accelerate the Notes unless instructed in accordance with Section 6.05 hereof.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) hereof with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind and cancel any acceleration with respect to the Notes and its consequences:

(1)                                 if the rescission would not conflict with any judgment or decree;

(2)                                 if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)                                 to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)                                 if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

Section 6.03                                       Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                       Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may cancel and rescind an acceleration with respect to the Notes and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05                                       Control by Majority.

Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06                                       Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 25.0% in principal amount of the then outstanding Notes have requested the Trustee, in writing, to pursue the remedy;

(3)                                 Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)                                 Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07                                       Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                       Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                       Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10                                       Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                                       Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12                                       Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13                                       Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i)                                     to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii)                                  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)                               to the Issuers or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14                                       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01                                       Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e)                                  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                                       Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each Issuer.

(f)                                   None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)                                  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)                                     [Reserved].

(j)                                    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)                                 Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by a request or order of the Issuers and any resolution of the Board of Directors of an Issuer may be sufficiently evidenced by a board resolution.

(l)                                     The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03                                       Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with any Issuer or any Affiliate of an Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.10 hereof.

Section 7.04                                       Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                      Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs.  Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.06                                       [Reserved].

Section 7.07                                       Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, if any, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuers or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08                                       Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09                                       Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10                                       Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.11                                       [Reserved].

Section 7.12                                       Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                      Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                       Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) below, and to have satisfied all its other obligations under such Notes and this Indenture (including curing all then existing Events of Default) including that of the Guarantors, if any (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                 the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(b)                                 the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)                                  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(d)                                 this Section 8.02.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03                                       Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.17 hereof and clauses (3) and (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (solely with respect to Restricted Subsidiaries subject thereto), 6.01(a)(7) (solely with respect to Restricted Subsidiaries subject thereto) and 6.01(a)(8) hereof shall not constitute Events of Default.

Section 8.04                                       Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture so long as an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)                                 in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)                                 the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)                                 since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and substantially simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Opco Notes or the Opco Notes Indentures or any other material agreement or instrument (other than this Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6)                                 the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7)                                 the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8)                                 the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05                                       Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Sections 7.12 and 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                       Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of an Issuer as trustee thereof, shall thereupon cease.

Section 8.07                                       Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, that if the Issuers make any payment of principal of, premium or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                       Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuers, any Guarantor (with respect to a Guarantee to which it is a party or this Indenture) and the Trustee may amend or supplement this Indenture and any Guarantee or Notes without the consent of any Holder:

(1)                                 to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                                 to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3)                                 to comply with Section 5.01 hereof;

(4)                                 to provide for the assumption of any Issuer’s or any Guarantor’s obligations to the Holders in a transaction that complies with this Indenture;

(5)                                 to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6)                                 to add covenants for the benefit of the Holders or to surrender any right or power conferred upon any Issuer or any Guarantor;

(7)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if such qualification is required;

(8)                                 to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)                                 to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)                          to add a Guarantor under this Indenture or to release a Guarantor in accordance with the terms of this Indenture;

(11)                          to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, Guarantee or Notes;

(12)                          to make certain changes to this Indenture to provide for the issuance of Additional Notes or PIK Notes;

(13)                          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; and

(14)                          in the event that the PIK Notes are issued in certificated form, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

Upon the request of the Issuers accompanied by resolutions of their respective Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors, if any, in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.  Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.

Section 9.02                                       With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes and PIK Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes and PIK Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuers accompanied by resolutions of their respective Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed final maturity of any such Note or reduce the premium payable upon the redemption of such Notes (other than provisions relating to Section 3.09, Section 4.10 and Section 4.14 hereof to the extent that any such amendment or waiver does not have the effect of reducing the principal of or changing the fixed final maturity of any such Note or reducing the premium payable upon the redemption of such Notes); provided, that any amendment to the notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes prior to giving of any notice;

(3)                                 reduce the rate of or change the time for payment of interest on any Note;

(4)                                 waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)                                 make any Note payable in money other than that stated therein;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults;

(7)                                 make any change to the preceding amendment and waiver provisions;

(8)                                 impair the right of any Holder to receive payment of principal of or premium, if any, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)                                 make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10)                          except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, in any manner adverse to the Holders of the Notes.

The provisions under this Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Section 9.03                                       [Reserved].

Section 9.04                                       Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05                                       Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                       Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  No Issuer may sign an amendment, supplement or waiver until its Board of Directors approves such amendment, supplement or waiver.  In executing any amendment, supplement or waiver, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.  Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

Section 9.07                                       Payment for Consent.

The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

GUARANTEES

Section 10.01                                Guarantee.

If the Notes are Guaranteed pursuant to Section 4.15 hereof, each Guarantor shall, subject to this Article 10 and execution of a related supplemental indenture, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, and interest, and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor by execution of a supplemental indenture agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee or as provided for in this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to any Issuer or any Guarantor, any amount paid either to the Trustee or such Holder, the Guarantee of each Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against an Issuer for liquidation, reorganization, should an Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of an Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor, if any.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02                                Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law affecting the rights of creditors generally to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other

Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03                                Execution and Delivery.

To evidence its Guarantee set forth in Section 10.01, each Guarantor agrees that a notation of such Guarantee substantially in the form attached hereto as Exhibit E shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor by manual, facsimile or electronic (in “.pdf” format) signature. In case the officer of such Guarantor who shall have signed such notation of Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Guarantee had not ceased to be such officer.

Each Guarantor agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantors, if any.

Section 10.04                                Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 10.05                                Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06                                Release of Guarantees.

A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(1)                                 (A)  any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor which sale, exchange, disposition or transfer in each case is made in compliance with Sections 4.10(a)(1) and (2);

(B)                               the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C)                               the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(D)                               the Issuers exercising Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or the Issuers’ obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(2)                                 the Issuers delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01                                Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1)                                 all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)                                 (A)  all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers and/or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption; and

(B)                               the Issuers have paid or caused to be paid all sums payable by it under this Indenture; and

(C)                               the Issuers and/or the Guarantors have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive such satisfaction and discharge.

Section 11.02                                Application of Trust Money.

Subject to the provisions of Sections 7.12 and 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer or any Subsidiary of the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided, that if the Issuers have made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01                                [Reserved].

Section 12.02                                Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

c/o Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, TX 75063
Attention: General Counsel

with a copy to:

Ropes & Gray LLP
Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Byung W. Choi, Esq.

Telephone:         (617) 951-7000

Facsimile:               (617) 951-7050

If to the Trustee:

Law Debenture Trust Company of New York
400 Madison Avenue, Suite 4D
New York, New York 10017
Attention:  Corporate Trust Department

Telephone:  (212) 750-6474
Facsimile:  (212) 750-1361

with a copy to:

Sullivan & Worcester LLP
One Post Office Square

Boston, MA 02109

Attention:       Richard Hiersteiner, Esq.

Jeanne P. Darcey, Esq.

Telephone:         (617) 338-2800

Facsimile:               (617) 338-2880

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; on the first date on which electronic delivery is made; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and on the first date on which publication is made, if given by publication; provided, that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be electronically delivered, mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers deliver a notice or communication to Holders, they shall deliver a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.03                                Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04                                Certificate and Opinion as to Conditions Precedent.

Except as otherwise provided herein, upon any request or application by the Issuers or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)                                 An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05                                Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 12.06                                Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07                                No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of any of the Issuers or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08                                Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.09                                Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10                                Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.11                                No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12                                Successors.

All agreements of each Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

Section 12.13                                Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14                                Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or electronic (in “.pdf” format) transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic (in “.pdf” format) transmission shall be deemed to be their original signatures for all purposes.

Section 12.15                                Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16                                [Reserved].

Section 12.17                                U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

MICHAELS FINCO HOLDINGS, LLC

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer & Chief Financial Officer

MICHAELS FINCO, INC.

By:	/s/ Charles M. Sonsteby
	Name:	Charles M. Sonsteby
	Title:	Chief Administrative Officer & Chief Financial Officer

Signature Page to Senior PIK Toggle Notes Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ Frank Godino
	Name:	Frank Godino
	Title:	Vice President

Signature Page to Senior PIK Toggle Notes Indenture

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [ ]
ISIN [ ] (1)

[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$                            ]

7.50%/8.25% Senior PIK Toggle Notes due 2018

No.	[$ ]

MICHAELS FINCO HOLDINGS, LLC and MICHAELS FINCO, INC., jointly and severally, promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                                  United States Dollars] on August 1, 2018.

Interest Payment Dates:  February 1 and August 1

Record Dates:  January 15 and July 15

(1)                                 Rule 144A Note CUSIP:  594082 AA7

Rule 144A Note ISIN:  US594082AA76

Regulation S Note CUSIP:  U5932R AA7

Regulation S Note ISIN:  USU5932RAA78

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated: ,

MICHAELS FINCO HOLDINGS, LLC,

By:
Name:
Title:

MICHAELS FINCO, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:
Authorized Signatory

[Back of Note]

7.50%/8.25% Senior PIK Toggle Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      INTEREST.  Michaels FinCo Holdings, LLC, a Delaware limited liability company (the “Company”), and Michaels FinCo, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), jointly and severally, promise to pay interest on the outstanding principal amount of this Note at the rate of 7.50% per annum in the case of Cash Interest (as defined below) and 8.25% per annum in the case of PIK Interest (as defined below) from the most recent date to which interest has been paid or provided for, or, if no interest has been paid, from the date of issuance. The Issuers will pay interest semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day; provided that the first Interest Payment Date shall be February 1, 2014.

Except as provided in the immediately succeeding sentence and the definition of “Applicable Amount,” interest on this Note shall be payable entirely in cash (“Cash Interest”). For any Interest Period after the initial two Interest Periods (other than the final Interest Period ending at stated maturity), if the Applicable Amount (as defined below) as determined on the Determination Date (as defined below) for such Interest Period shall:

(i) equal or exceed 75.0%, but be less than 100%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuers may, at their option, elect to pay interest on (a) 25.0% of the then outstanding principal amount of the Notes by increasing the principal amount of the outstanding Notes or by issuing PIK Notes in a principal amount equal to such interest (such increased principal amount or PIK Notes, “PIK Interest”) and (b) 75.0% of the then outstanding principal amount of the Notes as Cash Interest;

(ii) equal or exceed 50.0%, but be less than 75.0%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuers may, at their option, elect to pay interest on (a) 50.0% of the then outstanding principal amount of the Notes as PIK Interest and (b) 50.0% of the then outstanding principal amount of the Notes as Cash Interest;

(iii) equal or exceed 25.0%, but be less than 50.0%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuers may, at their option, elect to pay interest on (a) 75.0% of the then outstanding principal amount of the Notes as PIK Interest and (b) 25.0% of the then outstanding principal amount of the Notes as Cash Interest; or

(iv) be less than 25.0% of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuers may, at their option, elect to pay interest on the Notes entirely as PIK Interest.

The insufficiency or lack of funds available to the Issuers to pay Cash Interest as required by the preceding paragraph shall not permit the Issuers to pay PIK Interest in respect of any Interest Period and the sole right of the Issuers to elect to pay PIK Interest shall be as (and to the extent) provided in the immediately preceding paragraph.

As used herein:

(1)                                 “Applicable Amount” shall be the amount equal to the sum (without duplication) of:

(i)(a)                      the maximum amount of all dividends and distributions that, as of the applicable Determination Date, would be permitted to be paid to the Company for the purpose of paying Cash Interest by all Restricted Subsidiaries (after giving effect to (1) any borrowing or issuance of Indebtedness made or to be made on such date, (2) all corporate, limited liability company, shareholder, member or other comparable actions required in order to make such payment, (3) requirements and considerations of applicable laws as determined in good faith by the officers and directors of each such Restricted Subsidiary, and (4) all restrictions on the ability to make such dividends or distributions that are otherwise permitted by Section 4.08 of the Indenture (including, without limitation, any restrictions and limitations in the Senior Credit Facilities, the Opco Notes Indentures, all other Indebtedness of any of the Company’s Subsidiaries in existence on the Issue Date and any future Indebtedness of any of the Company’s Subsidiaries incurred in accordance with the Indenture or any agreement that amends, modifies, renews, increases, supplements, refunds, replaces or refinances such Indebtedness)) pursuant to the “restricted payments” covenants (including any exceptions or “baskets” in respect thereof) contained in the Opco Notes Indentures, the Senior Credit Facilities and any other instrument or agreement governing Indebtedness of any Restricted Subsidiary of the Company, the incurrence of which did not violate the Indenture; provided that for purposes of this clause (i)(a), if any agreement by which any Restricted Subsidiary is bound allows for distribution of that portion of “excess cash flow” (or similar term as defined in any such agreement) for any period that is not required to be mandatorily applied to prepay indebtedness pursuant to an “excess cash flow sweep” under such agreement, then the amount of such distributable “excess cash flow” for such period that is not required to repay such indebtedness shall be deemed to be zero until the date that the amount of such required prepayment is definitively determined by Opco), net of all taxes attributable solely to such dividend or distribution, if any, and, in each case, without regard to whether any such Restricted Subsidiary shall have any funds available to make any such dividends or distributions, less (b) $40.0 million (which amount pursuant to this clause (i) shall in no event be less than $0); and

(ii)(a)                   all cash and Cash Equivalents on hand at the Issuers as of such Determination Date (other than any cash and Cash Equivalents on hand at the Issuers that were distributed to the Issuers by a Restricted Subsidiary but only if such amounts have been distributed to the Issuers for a purpose, or is conditioned upon being used for a purpose, other than paying Cash Interest (including, without limitation, any amounts distributed to the Issuers for the purpose of paying taxes, management fees and other corporate and administrative expenses attributable to the Company’s consolidated Subsidiaries)) less (b) $15.0 million (which amount pursuant to this clause (ii) shall in no event be less than $0); provided that there shall be excluded from this clause (ii) any net proceeds from the Notes issued on the Issue Date pending the final application of such proceeds in connection with the Issue Date Transactions and there shall be excluded from this definition any cash and Cash Equivalents on hand to be used for payment of Cash Interest on the Interest Payment Date next succeeding such Determination Date.

If interest on the Notes with respect to an Interest Period will not be paid entirely as Cash Interest, the Applicable Amount shall be calculated by the Company and shall be set forth in an Officer’s Certificate delivered to the Trustee (upon which the Trustee may conclusively rely) prior to the first day of the relevant Interest Period in which it is to be applied, which Officer’s Certificate shall set forth in reasonable detail (x) the Company’s determination of each component of this definition and (y) in the case of clause (i)(a) identifying the applicable restriction(s) and the Company’s determination of the maximum amount of funds that may be paid after giving effect to such restriction. To the extent the Issuers are required pursuant to the second preceding paragraph and the definition of “Applicable Amount” to pay Cash Interest for all or any portion of the interest due on any Interest Payment Date, the Issuers shall and the Company shall cause each of its Restricted Subsidiaries to take all such shareholder, member, corporate, limited liability company and other corporate or similar actions necessary or appropriate to permit the making of any such dividends or distribution, provided that any such shareholder, corporate and other actions would not violate any applicable law or cause a breach of any applicable contract, in each case, as determined by the Company;

(2)                                 “Determination Date” shall mean, with respect to each Interest Period, the fifteenth calendar day immediately prior to the first day of the relevant Interest Period; and

(3)                                 “Interest Period” shall mean the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include January 31, 2014 (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the day immediately following the last day of such Interest Period).

In the event that the Issuers shall determine to pay PIK Interest for any Interest Period, then the Issuers shall deliver a written notice (a “PIK Notice”) to the Trustee following the Determination Date but prior to the commencement of the relevant Interest Period, which notice shall state the total amount of interest to be paid on such Interest Payment Date and the amount of such interest to be paid as PIK Interest. The Trustee shall promptly deliver a copy of the notice to the Holders.  Interest for the first two Interest Periods commencing on the Issue Date shall be payable entirely in Cash Interest. Interest for the final Interest Period ending at stated maturity shall be payable entirely in Cash Interest.

Interest that is paid in the form of PIK Interest shall be considered paid or duly provided for, for all purposes of the Indenture, and shall not be considered overdue. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption or repurchase of the Notes under Sections 3.09, 4.10 and 4.14 of the Indenture shall be made solely in cash.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.

If the Issuers pay a portion of the interest on the Notes as Cash Interest and a portion as PIK Interest, such Cash Interest and PIK Interest shall be paid to Holders pro rata in accordance with their interests subject to the procedures of DTC. Principal of, premium, if any, and Cash Interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of Cash Interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and Cash Interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose. PIK Interest on the Notes will be payable (1) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee, by increasing the principal amount of each outstanding Global Note by an amount equal to the amount of PIK Interest payable on such Note for the applicable Interest Period (rounded up to the nearest whole dollar) as provided in writing by the Issuers to the Trustee, which shall be recorded in the Registrar’s books and records and in the Schedule of Exchanges of Interests attached to a Global Note in accordance with the Indenture, and (2) with respect to Notes represented by certificated Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuers, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on August 1, 2018 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and will have the same rights and benefits as the Notes issued on the Issue Date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT AND REGISTRAR.  Initially, Law Debenture Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to the Holders.  An Issuer or any of the Company’s Subsidiaries may act in any such capacity.

4.                                      INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of July 29, 2013 (the “Indenture”), among Michaels FinCo Holdings, LLC, Michaels FinCo, Inc. and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuers designated as its 7.50%/8.25% Senior PIK Toggle Notes due 2018.  The Issuers shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture and PIK Notes pursuant to Section 2.01 of the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      OPTIONAL REDEMPTION.

(a)                                 Except as described below under clauses 5(b), 5(c) and 5(e) hereof, the Notes will not be redeemable at the Issuers’ option before August 1, 2014.

(b)                                 At any time prior to August 1, 2014, the Issuers may, at their option, on one or more occasions, redeem all or a part of the Notes, upon notice provided as described in Section 3.03 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)                                  Until August 1, 2015, the Issuers may, at their option, on one or more occasions, redeem up to 100.0% of the aggregate principal amount of Notes (including the aggregate principal amount of Additional Notes and any PIK Notes issued after the Issue Date) with the aggregate principal amount of Notes to be redeemed (the “Equity Offering Redemption Amount”) not to exceed an amount equal to the aggregate gross proceeds from one or more Equity Offerings, upon notice provided as described in Section 3.03 of the Indenture, at a redemption price equal to (i) prior to August 1, 2014, 102.000% of the aggregate principal amount thereof, and (ii) from August 1, 2014 to August 1, 2015, 101.000% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest thereon to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering; and provided, further, that proceeds in an amount equal to or exceeding the applicable Equity Offering Redemption Amount shall be received by, or contributed to the capital of, the Company or any Restricted Subsidiary.

(d)                                 On and after August 1, 2014, the Issuers may, at their option, on one or more occasions, redeem all or a part of the Notes, upon notice provided as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Year	Percentage
2014	102.000%
2015	101.000%
2016 and thereafter	100.000%

(e)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described in Section 4.14(c) of the Indenture, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon prior notice given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.14 of the Indenture, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101.000% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.

(f)                                   Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.                                      MANDATORY REDEMPTION.  The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.                                      NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption will be delivered electronically, mailed or caused to be mailed by first-class mail, postage prepaid at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if (x) the notice is issued in connection with Article 8 or Article 11 of the Indenture or (y) such notice relates to a redemption that is conditioned upon satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion)) to each Holder whose Notes are to be redeemed at its registered address or shall otherwise be delivered on such timeframe in accordance with the procedures of DTC.  In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion) (provided, however, that the redemption price in respect of the Notes redeemed will be determined based on the applicable Redemption Date specified in the related notice of redemption, without giving effect to any extension or delay relating to the satisfaction of any condition precedent to such redemption plus accrued and unpaid interest thereon to, but not including, the actual Redemption Date), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed.  Notes in denominations larger than $2,000 (or, if a PIK Payment has been made, $1.00) may be redeemed in part but only in integral multiples of $1,000 in excess of $2,000 (or, in the case any PIK Payment has been made, a minimum principal amount of $1.00 or integral multiples of $1.00 in excess thereof), unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

8.                                      OFFERS TO REPURCHASE.

(a)                                 Upon the occurrence of a Change of Control after the Issue Date, unless the Issuers have previously or concurrently delivered or mailed a redemption notice with respect to all of the outstanding Notes pursuant to section 7 of the Notes, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 (or, in the case any PIK Payment has been made, a minimum principal amount of $1.00 or integral multiples of $1.00 in excess thereof)) of each Holder’s Notes at a purchase price equal to 101.0% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”).  The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b)                                 If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, within ten Business Days of each date that Excess Proceeds exceed $100.0 million, the Issuers shall commence, by mailing or delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC, an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof, or 100.0% of the accreted value thereof, if less, plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture.  If the aggregate principal amount of Notes and the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

9.                                      DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 (or, in the case any PIK Payment has been made, a minimum principal amount of $1.00 or integral multiples of $1.00 in excess thereof).  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10.                               PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                               AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12.                               DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01(a) of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes by notice to the Issuers may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture, the Notes or any Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

13.                               AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14.                               [Reserved].

15.                               GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

16.                               CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuers at the following address:

c/o Michaels Stores, Inc.

8000 Bent Branch Drive
Irving, TX 75063
Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Michaels FinCo Holdings, LLC,
Michaels FinCo, Inc.

c/o Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, TX 75063
Attention: General Counsel

Law Debenture Trust Company of New York
400 Madison Avenue, Suite 4D
New York, New York 10017
Fax No.:  (212) 750-1361
Attention:  Corporate Trust Department

Re:  7.50%/8.25% Senior PIK Toggle Notes due 2018

Reference is hereby made to the Indenture, dated as of July 29, 2013 (the “Indenture”), among Michaels FinCo Holdings, LLC, a Delaware limited liability company (the “Company”), Michaels FinCo, Inc., a Delaware corporation (together with the Company, the “Issuers”) and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.                                      ☐  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to an Issuer or a subsidiary of the Company.

4.                                      ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)                                 ☐  CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐  CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐  CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)                ☐ 144A Global Note (CUSIP 594082 AA7), or

(ii)             ☐ Regulation S Global Note (CUSIP U5932R AA7), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                ☐ 144A Global Note (CUSIP 594082 AA7), or

(ii)             ☐ Regulation S Global Note (CUSIP U5932R AA7), or

(iii)          ☐ Unrestricted Global Note (CUSIP [      ]); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Michaels FinCo Holdings, LLC,
Michaels FinCo, Inc.

c/o Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, TX 75063
Attention: General Counsel

Law Debenture Trust Company of New York
400 Madison Avenue, Suite 4D
New York, New York 10017
Fax No.:  (212) 750-1361
Attention:  Corporate Trust Department

Re:  7.50%/8.25% Senior PIK Toggle Notes due 2018

Reference is hereby made to the Indenture, dated as of July 29, 2013 (the “Indenture”), among Michaels FinCo Holdings, LLC, a Delaware limited liability company (the “Company”), Michaels FinCo, Inc., a Delaware corporation (together with the Company, the “Issuers”) and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1)                                     EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)                                     ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)                                     ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)                                      ☐  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)                                     ☐  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2)                                     EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)                                     ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)                                     ☐  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the

Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated                                             .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of Michaels FinCo Holdings, LLC, a Delaware Corporation (the “Company”), and Law Debenture Trust Company of New York, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and Michaels FinCo, Inc., a Delaware corporation (together with the Company, the “Issuers”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 29, 2013, providing for the issuance of an unlimited aggregate principal amount of 7.50%/8.25% Senior PIK Toggle Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)                                 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                 Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees as follows:

(a)                                 Along with all Guarantors named in the Indenture, if any (the “Guarantors”), to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(i)                                  the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)                                     in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately.  This is a guarantee of payment and not a guarantee of collection.

(b)                                 The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)                                  The following is hereby waived:  diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against any Issuer, protest, notice and all demands whatsoever.

(d)                                 This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)                                   The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)                                  As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Guarantee.

(h)                                 The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i)                                     Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law affecting the rights of creditors generally to the extent applicable to the Guaranteeing

Subsidiary’s Guarantee, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance under such applicable laws.

(j)                                    This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against an Issuer for liquidation, reorganization, should an Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of an Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k)                                 In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)                                     This Guarantee shall be a general unsecured senior obligation of such Guaranteeing Subsidiary, ranking pari passu with any other future senior Indebtedness of such Guaranteeing Subsidiary, if any.

(m)                             Each payment to be made by the Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3)                                 Execution and Delivery.  The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)                                 [Reserved].

(5)                                 Releases.

The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuers or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:

(1)                                 (A) any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of the Guaranteeing Subsidiary, after which the Guaranteeing Subsidiary is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of the Guaranteeing Subsidiary which sale, exchange, disposition or transfer in each case is made in compliance with Sections 4.10(a)(1) and (2) of the Indenture;

(B)                               the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee

(C)                               the proper designation of the Guaranteeing Subsidiary as an Unrestricted Subsidiary; or

(D)                               the Issuers exercising Legal Defeasance or Covenant Defeasance in accordance with Article 8 of the Indenture or the Issuers’ obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2)                                 the Issuers delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

(6)                                 No Recourse Against Others.  No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of the Guaranteeing Subsidiary or any of its direct or indirect parent companies shall have any liability for any obligations of the Issuers or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(7)                                 Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(8)                                 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(9)                                 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(10)                          The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(11)                          Subrogation.  The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided, that if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under the Indenture or the Notes shall have been paid in full.

(12)                          Benefits Acknowledged.  The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13)                          Successors.  All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT E

[FORM OF NOTATIONAL GUARANTEE]

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of July 29, 2013, by and among Michaels FinCo Holdings, LLC, a Delaware limited liability company (the “Company”), Michaels FinCo, Inc., a Delaware corporation (together with the Company, the “Issuers”), and Law Debenture Trust Company of New York, as trustee (the “Trustee”) (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors), has guaranteed the Notes (as defined below) and the obligations of the Issuers under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 7.50%/8.25% Senior PIK Toggle Notes due 2018 (the “Notes”) of the Issuers, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee. No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of any Guarantor or any of their direct or indirect parent companies shall have any liability under this Guarantee by reason of his or its status as such director, officer, employee, manager, incorporator, member, partner or stockholder.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

E-1

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of
[Guarantor]

By:
Name:
Title:

E-2